                                                                    Exhibit 10.6

                          LOAN AND SECURITY AGREEMENT
                                 by and among



                              SILICON VALLEY BANK
                             as Agent and a Lender


                                      and


                           COMERICA BANK-CALIFORNIA
                                  as a Lender
                                on the one hand



                                      and



                           ONYX SOFTWARE CORPORATION
                                  as Borrower
                               on the other hand



                                Credit Amount:  $25,000,00

                                    Commitment Amount         Commitment
                                    -----------------         ----------

Silicon Valley Bank                    $12,500,000               50%
Comerica Bank-California               $12,500,000               50%

                                                         TABLE OF CONTENTS

                                                                                                                         Page
 1.  ACCOUNTING AND OTHER TERMS.....................................................................................       1

 2.  LOAN AND TERMS OF PAYMENT......................................................................................       1

     2.1  Credit Extensions.........................................................................................       1
          2.1.1  Revolving Advances.................................................................................       1
     2.2  Letters of Credit Sublimit................................................................................       2
     2.3  Intentionally Omitted.....................................................................................       3
     2.4  Overadvances..............................................................................................       3
     2.5  Interest Rate, Payments...................................................................................       3
     2.6  Fees......................................................................................................       4

 3.  CONDITIONS OF LOANS............................................................................................       4

     3.1  Conditions Precedent to Initial Credit Extension..........................................................       4
     3.2  Conditions Precedent to all Credit Extensions.............................................................       4

 4.  CREATION OF SECURITY INTEREST..................................................................................       5

     4.1  Grant of Security Interest................................................................................       5

 5.  REPRESENTATIONS AND WARRANTIES.................................................................................       5

     5.1  Due Organization and Authorization........................................................................       5
     5.2  Collateral................................................................................................       5
     5.3  Litigation................................................................................................       5
     5.4  No Material Adverse Change in Financial Statements........................................................       6
     5.5  Solvency..................................................................................................       6
     5.6  Regulatory Compliance.....................................................................................       6
     5.7  Subsidiaries..............................................................................................       6
     5.8  Full Disclosure...........................................................................................       6

 6.  AFFIRMATIVE COVENANTS..........................................................................................       7

     6.1  Government Compliance.....................................................................................       7
     6.2  Financial Statements, Reports, Certificates...............................................................       7
     6.3  Inventory; Returns........................................................................................       8
     6.4  Taxes.....................................................................................................       8
     6.5  Insurance.................................................................................................       8
     6.6  Primary Accounts..........................................................................................       9
     6.7  Financial Covenants.......................................................................................       9

     6.8  Registration of Intellectual Property Rights..............................................................       9
     6.9  Further Assurances........................................................................................       9

 7.  NEGATIVE COVENANTS.............................................................................................       9

     7.1  Dispositions..............................................................................................      10
     7.2  Changes in Business, Ownership, Management or Business Locations..........................................      10
     7.3  Mergers or Acquisitions...................................................................................      10
     7.4  Indebtedness..............................................................................................      10
     7.5  Encumbrance...............................................................................................      10
     7.6  Distributions; Investments................................................................................      10
     7.7  Transactions with Affiliates..............................................................................      11
     7.8  Subordinated Debt.........................................................................................      11
     7.9  Compliance................................................................................................      11

 8.  EVENTS OF DEFAULT..............................................................................................      11

     8.1  Payment Default...........................................................................................      11
     8.2  Covenant Default..........................................................................................      11
     8.3  Material Adverse Change...................................................................................      12
     8.4  Attachment................................................................................................      12
     8.5  Insolvency................................................................................................      12
     8.6  Other Agreements..........................................................................................      12
     8.7  Judgments.................................................................................................      12
     8.8  Misrepresentations........................................................................................      12

 9.  LENDERS' RIGHTS AND REMEDIES...................................................................................      13

     9.1  Rights and Remedies.......................................................................................      13
     9.2  Power of Attorney.........................................................................................      13
     9.3  Accounts Collection.......................................................................................      14
     9.4  Lenders Expenses..........................................................................................      14
     9.5  Lenders' Liability for Collateral.........................................................................      14
     9.6  Remedies Cumulative.......................................................................................      14
     9.7  Demand Waiver.............................................................................................      14

10.  NOTICES........................................................................................................      15

11.  CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER....................................................................      15

12.  GENERAL PROVISIONS.............................................................................................      15

     12.1  Successors and Assigns...................................................................................      15

     12.2  Indemnification..........................................................................................      15
     12.3  Time of Essence..........................................................................................      15
     12.4  Severability of Provision................................................................................      16
     12.5  Amendments in Writing, Integration.......................................................................      16
     12.6  Counterparts.............................................................................................      16
     12.7  Survival.................................................................................................      16
     12.8  Confidentiality..........................................................................................      16
     12.9  Attorneys' Fees, Costs and Expenses......................................................................      16

13.  DEFINITIONS....................................................................................................      17

     13.1  Definitions..............................................................................................      17

          This LOAN AND SECURITY AGREEMENT dated November 8, 2000, by and among SILICON VALLEY BANK ("SVB"), as agent for itself and the Lenders (in such capacity "Agent"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 4110 Carillon Point, Kirkland, Washington 98033 and COMERICA BANK-CALIFORNIA ("Comerica") as a Lender, whose executive office address is 333 West Santa Clara Boulevard, San Jose, California 95113, on the one hand, and ONYX SOFTWARE CORPORATION ("Borrower"), whose address is 3180 139th Avenue SE, Suite 500, Bellevue, Washington 98005.

          The parties agree as follows:

     1.   ACCOUNTING AND OTHER TERMS
          --------------------------

          Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP.
The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Agent and Lenders a duty to act reasonably at all times.

     2.   LOAN AND TERMS OF PAYMENT
          -------------------------
          2.1  Credit Extensions.

               Borrower will pay Lenders when due the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

               2.1.1  Revolving Advances.
               (a) Lenders agree to make Advances, severally but not jointly, according to each Lender's pro-rata share of the Credit Amount (based upon the respective Commitment Percentage of each Lender), not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid without premium or penalty and reborrowed during the term of this Agreement.

               (b) Whenever Borrower desires that Lenders make an Advance, Borrower shall notify Agent of such proposed Advance and the date on which it desires Lenders to make such Advance by facsimile or telephone no later than 3 p.m. two (2) Business Days prior to the Funding Date. Borrower must promptly confirm the notification by delivering to Agent the Payment/Advance Form attached as Exhibit B hereto. Such notice shall (i) be made at least two (2) Business Days in advance of the desired Funding Date, and (ii) be irrevocable. Within one (1) Business Day of receipt of such notice, Agent shall notify each Lender by telephone or facsimile of the principal amount (including such Lender's Commitment Percentage thereof) and Funding Date of the Advance being requested by Borrower. Borrower's request for an Advance shall be deemed to be a representation and warranty by Borrower that no Default or Event of Default has occurred and is continuing, and that the representations and warranties set forth in Section 5 are true and correct in all material respects as of the time of such notice as if made at such time, provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date. Subject to the terms and conditions of this

Agreement, as soon as practicable prior to 11:00 a.m. Pacific Time on the Funding Date specified by Borrower, each Lender shall transfer an amount equal to its Commitment Percentage multiplied by the amount of the Advance to the account specified in clause (c) in immediately available funds. Each Lender's obligation to make its Commitment Percentage of the Loan shall be expressly subject to: (x) in the case of the initial Credit Extension the satisfaction of the conditions set forth in Sections 3.1 and 3.2, and (y) in the case of all subsequent Credit Extensions, the satisfaction of the conditions set forth in
Section 3.2.

               (c) Each Lender shall disburse its pro rata portion of such Advance by wire transfer to Borrower at Silicon Valley Bank, 3003 Tasman Drive, Santa Clara, CA 95054, Account No.3300122353, ABA Routing No. 121140399, Account
Name: Onyx Software. Notwithstanding anything stated herein to the contrary, no Lender shall have any obligation to advance funds on behalf of any other Lender.

               (d) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

          2.2  Letters of Credit Sublimit.

               (a) SVB will issue or has issued Letters of Credit (each a "Letter of Credit") for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $15,000,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Lenders at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Lenders. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Agent and Lenders may reasonably request.

               (b) If SVB is obligated to advance funds under a Letter of Credit (an "L/C Disbursement"), Borrower immediately shall reimburse any L/C Disbursement to SVB by paying to Agent an amount equal to the L/C Disbursement not later than 11:00 a.m., Pacific time, on the date that such L/C Disbursement is made. In the absence of such reimbursement, such L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. To the extent that Lenders have made payments pursuant the terms of this Agreement to reimburse SVB, then any reimbursement received by Agent shall be distributed to such Lenders and SVB as their interests may appear.

               (c) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.1.1 (b), each Lender agrees to fund an amount equal to
            -----------------
such Lender's Commitment Percentage multiplied by the total Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to SVB the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of SVB or the Lenders, SVB shall be deemed to have granted to each

Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Commitment Percentage of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the SVB, such Lender's Commitment Percentage of any payments made by SVB under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of SVB, such Lender's Commitment Percentage of each L/C Disbursement made by SVB and not reimbursed by Borrower on the date due as provided in this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of SVB, an amount equal to its respective Commitment Percentage pursuant to this Section shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Commitment Percentage of any payments made by SVB in respect of such Letter of Credit as provided in this Section, Agent (for the account of SVB) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Default Rate set forth herein until paid in full.

               (d) Borrower will indemnify, defend and hold harmless each Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party arising out of or in connection with any Letter of Credit; and (b) all losses or Lenders Expenses incurred, or paid by Agent or any Lender arising from any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit, or any modification, amendment, or supplements thereto (including reasonable attorneys fees and expenses), except for losses caused by Lenders' gross negligence or willful misconduct. Borrower agrees to be bound by SVB's regulations and interpretations of any Letter of Credit issued by it or for Borrower's account, even though this interpretation may be different from Borrower's own, provided, such regulations, and interpretations do not depart from SVB's regulations and interpretations applicable to borrowers generally.

               (e) Any and all charges, commissions, fees, and costs incurred by SVB relating to a Letter of Credit shall be Lenders Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the SVB.

          2.3  Intentionally Omitted.

          2.4  Overadvances.

               If Borrower's Obligations under Section 2.1.1 and 2.2 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Agent the excess.

          2.5  Interest Rate, Payments.

               (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

               (b) Payments. Interest due on the Committed Revolving Line is payable in arrears on the last day of each month. Agent may debit any of Borrower's deposit accounts including Account Number ___________________- for principal and interest payments owing or any amounts Borrower owes Lenders. Agent will disburse to each Lender its respective Commitment Percentage of such payment no later than one (1) Business Day after receipt of such payment. Agent will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest will accrue.

          2.6  Fees.

               Borrower will pay:

               (a) Facility Fee. A fully earned, non-refundable Facility Fee of $18,750 for the Committed Revolving Line due on the Closing Date plus a fee of 0.25% per annum on the unused portion of the facility, paid quarterly in arrears; and

               (b) Lenders Expenses. All Lenders Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through this Agreement, are payable at closing.

     3.   CONDITIONS OF LOANS
          -------------------

          3.1  Conditions Precedent to Initial Credit Extension.

          Lenders' obligation to make the initial Credit Extension is subject to the condition precedent that they receive the agreements, documents and fees they require.

          3.2  Conditions Precedent to all Credit Extensions.

               Lenders' obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

               (a)  timely receipt of any Payment/Advance Form; and

               (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension (provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.) and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true, provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

          4.1  Grant of Security Interest.

          Borrower grants Agent, for the ratable benefit of Lenders, a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Upon an Event of Default or in connection with Section 2.2, Agent and/or any Lender may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Agent's lien and security interest in the Collateral, will continue until Borrower fully satisfies its Obligations.

     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

          5.1  Due Organization and Authorization.

          Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

          The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

          5.2  Collateral.

          Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

          5.3  Litigation.

          Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and general counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

          5.4  No Material Adverse Change in Financial Statements.

               All consolidated financial statements for Borrower, and any Subsidiary, delivered to Lenders fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Lenders.

          5.5  Solvency.

               The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

          5.6  Regulatory Compliance.

               Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

          5.7  Subsidiaries.

               Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

          5.8  Full Disclosure.

               No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lenders (taken together with all such written certificates and written statements to Lenders) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading, it being recognized by Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

     6.  AFFIRMATIVE COVENANTS
         ---------------------

         Borrower will do all of the following:

         6.1  Government Compliance.

              Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

         6.2  Financial Statements, Reports, Certificates.

              (a) Borrower will deliver to each Lender: (i) as soon as available, but no later than 45 days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Lenders; (ii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent;
(iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (v) budgets, sales projections, operating plans or other financial information any Lender reasonably requests; and (vi) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Agent, for the ratable benefit of Lenders, or knowledge of an event that materially adversely affects the value of the Intellectual Property.

              (b) Within 20 days after the last day of each month, Borrower will deliver to each Lender a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

              (c) Within 45 days after the last day of each quarter, Borrower will deliver to each Lender with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

              (d) Agent has the right to audit Borrower's Collateral at Borrower's reasonable expense, but the audits will be conducted no more often than once every year unless an Event of Default has occurred and is continuing.

          6.3  Inventory; Returns.

               Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Agent of all returns, recoveries, disputes and claims, that involve more than $50,000.

          6.4  Taxes.

               Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to each Lender, on demand, appropriate certificates attesting to the payment.

          6.5  Insurance.

               Borrower will keep its business and the Collateral insured for risks and in amounts, as Agent may reasonably request, provided, however, Borrower shall not be required to maintain insurance coverage in amounts of excess of that required for other businesses of a similar size and nature. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Agent in Agent's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Agent, for the ratable benefit of Lenders as an additional loss payee and all liability policies will show the Agent, for the ratable benefit of Lenders as an additional insured and provide that the insurer must give Agent at least 20 days notice before canceling its policy. At any Lender's request, Borrower will deliver certified copies of policies and evidence of all premium payments to such Lender. Proceeds payable under any policy will, at Lender's option, be payable to Lenders on account of the Obligations. Statutory notice regarding insurance:

                                    WARNING

               Unless you provide us with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

               You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

               This coverage we purchased may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

          6.6  Primary Accounts.

               Borrower will maintain its primary depository and operating accounts with SVB.

          6.7  Financial Covenants.

               Borrower will maintain as of the last day of each quarter:

               (i) Quick Ratio (Adjusted). A ratio of Quick Assets to Current Liabilities minus Deferred Maintenance Revenue and Notes Payable to Shareholders in the form of Onyx Software common stock related to the acquisition of Market Solutions Limited of at least 2.00 to 1.00.

               (ii) Profitability. Borrower shall not incur a maximum quarterly "Loss", as defined below, in excess of $500,000 at any time during the term of this Agreement. For purposes of this Section, "Loss" means net income after taxes of less than $0.00, as reported on Borrower's financial statements, and as adjusted to exclude non-recurring charges, fees and expenses associated with mergers and acquisitions (other non-recurring items not to be excluded). Amortization expenses associated with mergers and acquisitions will also be excluded.

          6.8  Registration of Intellectual Property Rights.

               Borrower will register its Patents, Copyrights and Trademarks with the United States Patent and Trademark Office or the United States Copyright Office within 120 days of the Closing Date and, thereafter, within 30 days of the date of acquiring or creating such Patents, Copyrights or Trademarks, in each case which its Board of Directors of Borrower deems, in good faith, appropriate for the development of Borrower's business, together with additional Patents, Copyrights and Trademarks rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party.

               Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise each Lender in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without each Lender's written consent.

          6.9  Further Assurances.

               Borrower will execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent's security interest in the Collateral (for the ratable benefit of Lenders) or to effect the purposes of this Agreement.

     7.  NEGATIVE COVENANTS
         ------------------

         Borrower will not do any of the following without Lender's prior written consent, which will not be unreasonably withheld:

          7.1  Dispositions.

               Convey, sell, lease, sublease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

          7.2  Changes in Business, Ownership, Management or Business Locations.

               Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management (other than the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Lenders) of greater than 40%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations where material Collateral is located.

          7.3  Mergers or Acquisitions.

               Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

          7.4  Indebtedness.

               Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

          7.5  Encumbrance.

               Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

          7.6  Distributions; Investments.

               Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

          7.7  Transactions with Affiliates.

               Directly or indirectly enter into or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.8  Subordinated Debt.

               Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt in a manner adverse to any Lender without Lender's prior written consent.

          7.9  Compliance.

               Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

     8.   EVENTS OF DEFAULT
          -----------------

          Any one of the following is an Event of Default:

          8.1  Payment Default.

               If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

          8.2  Covenant Default.

               If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and any Lender and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after Borrower becomes aware of such default, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

          8.3  Material Adverse Change.

               If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations;

          8.4  Attachment.

               If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

          8.5  Insolvency.

               If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

          8.6  Other Agreements.

               If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change;

          8.7  Judgments.

               If any final, single judgment of $250,000 or more or a combination of final judgments aggregating $250,000 or more is entered against Borrower and is not covered by insurance or any attachment or levy of execution against any substantial part of Borrower's properties for any amount (not covered by insurance) remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of ten (10) days or more; or

          8.8  Misrepresentations.

               If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to any Lender or to induce any Lender to enter this Agreement or any Loan Document.

     9.   LENDERS' RIGHTS AND REMEDIES
          ----------------------------

          9.1  Rights and Remedies.

               When an Event of Default occurs and continues Lenders may, without notice or demand, instruct Agent to do any or all of the following:

               (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by any Lender);

               (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and any Lender;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Agent considers advisable;

               (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Agent requires and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent's and Lenders rights or remedies;

               (e) Apply to the Obligations any (i) balances and deposits of Borrower Lenders hold, or (ii) any amount held by Lenders owing to or for the credit or the account of Borrower;

               (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Agent is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent's exercise of Lenders' rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Agent for the ratable benefit of Lenders; and

               (g)  Dispose of the Collateral according to the Code.

          9.2  Power of Attorney.

               Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Agent, on behalf of Lenders, as their lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Agent determines are reasonable; and (v) transfer the Collateral into the name of Agent or a third party as the Code permits. Agent may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Agent's appointment as Borrower's attorney in fact, and all of Agent's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lenders' obligation to provide Credit Extensions terminates.

          9.3  Accounts Collection.

               When an Event of Default occurs and continues, Agent may notify any Person owing Borrower money of Agent's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Lenders and, if requested by Agent, immediately deliver the payments to Agent in the form received from the account debtor, with proper endorsements for deposit.

          9.4  Lenders Expenses.

               If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Lenders may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Agent deems prudent. Any amounts paid by Lenders are Lenders Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Lenders are deemed an agreement to make similar payments in the future or Lenders' waiver of any Event of Default.

          9.5  Lenders' Liability for Collateral.

               If Agent complies with reasonable banking practices and Section 9-207 of the Code, Lenders are not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

          9.6  Remedies Cumulative.

               Lenders' rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Lenders have all rights and remedies provided under the Code, by law, or in equity. Lenders exercise of one right or remedy is not an election, and Lenders' waiver of any Event of Default is not a continuing waiver. Lenders delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by all Lenders and then is only effective for the specific instance and purpose for which it was given.

          9.7  Demand Waiver.

               Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lenders on which Borrower is liable.

     10.   NOTICES
           -------

           All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile: (i) if to Silicon Valley Bank or Agent, to the address set forth at the beginning of this Agreement; (ii) if to Comerica, to 55 Almaden Boulevard, San Jose, California 95113. A party may change its notice address by giving the other party written notice.

     11.   CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER
           -------------------------------------------

           Washington law governs the Loan Documents without regard to principles of conflicts of law. Borrower and each Lender each submit to the exclusive jurisdiction of the State and Federal courts in King County, Washington.

BORROWER AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12.   GENERAL PROVISIONS
           ------------------

           12.1  Successors and Assigns.

           This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without each Lender's prior written consent which may be granted or withheld in Lenders' discretion. Each Lender shall have the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, such Lender's obligations, rights and benefits under this Agreement pursuant to the terms of a separate Intercreditor Agreement between the Lenders. Agent shall have the right to resign as Agent hereunder without Borrower's consent and pursuant to the terms of a separate Intercreditor Agreement entered into between the Lenders.

           12.2  Indemnification.

           Borrower will indemnify, defend and hold harmless each Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lenders Expenses incurred, or paid by Agent or any Lender from, following, or consequential to transactions between Lenders and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Lenders' gross negligence or willful misconduct.

           12.3  Time of Essence.

           Time is of the essence for the performance of all obligations in this Agreement.

          12.4   Severability of Provision.

                 Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

          12.5   Amendments in Writing, Integration.

                 All amendments to this Agreement must be in writing and signed by Borrower and each Lender. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents. UNDER WASHINGTON AND OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

          12.6   Counterparts.

                 This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

          12.7   Survival.

                 All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Lenders will survive until all statutes of limitations for actions that may be brought against any Lender have run.

          12.8   Confidentiality.

                 In handling any confidential information, Lenders will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Lenders' subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Lenders' examination or audit and (v) as Lenders consider appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Lenders' possession when disclosed to any Lender, or becomes part of the public domain after disclosure to any Lender; or (b) is disclosed to any Lender by a third party, if such Lender does not know that the third party is prohibited from disclosing the information.

          12.9   Attorneys' Fees, Costs and Expenses.

                 In any action or proceeding between Borrower and Lenders arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

     13.  DEFINITIONS
          -----------

          13.1   Definitions.

                 In this Agreement:

                 "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                 "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

                 "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

                 "Agent" means Silicon Valley Bank in its capacity as agent for the Lenders and any successor Agent.

                 "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

                 "Borrowing Base" is (i) 80% of Eligible Accounts as determined by Agent from Borrower's most recent Borrowing Base Certificate; provided, however, that Lenders may lower the percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

                 "Business Day" is any day that is not a Saturday, Sunday or a day on which SVB is closed.

                 "Closing Date" is the date of this Agreement.

                 "Code" is the Washington Uniform Commercial Code.

                 "Collateral" is the property described on Exhibit

                 "Committed Revolving Line" is an Advance of up to $25,000,000.

                 "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

               "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

               "Credit Extension" is each Advance, Letter of Credit, Term Loan, or any other extension of credit by Lenders for Borrower's benefit.

               "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

               "Deferred Maintenance Revenue" is all amounts received in advance of performance under maintenance contract and not yet recognized as revenue.

               "Eligible Accounts" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in
Section 5; but Lenders may change eligibility standards by giving Borrower notice. Unless Lenders agree otherwise in writing, Eligible Accounts will not include:

               (a) Accounts that the account debtor has not paid within 90 days of invoice date, or 120 days if extended terms have been granted to account debtor to the extent such Accounts exceed 20% of the total Borrowing Base;

               (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date, or 120 days if extended terms have been granted to account debtor;

               (c)  Credit balances over 90 days from invoice date;

               (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless Lenders approve in writing;

               (e) Accounts for which the account debtor does not have its principal place of business in the United States, if such Accounts exceed 20% of Eligible Accounts;

               (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

               (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

               (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

               (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

               (j) Accounts in which the account debtor disputes liability or makes any claim and Agent believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

               (k) Accounts for which Agent reasonably determines collection to be doubtful.

               "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

               "Funding Date" means any date on which an Advance is made to or on account of Borrower under this Agreement.

               "GAAP" is generally accepted accounting principles.

               "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

               "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Intellectual Property" is:

               (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

               (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

               (c) All design rights which may be available to Borrower now or later created, acquired or held;

               (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

               All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

               "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

               "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "Lenders Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration, funding, and enforcement of the Loan Documents; and Lenders' reasonable attorneys' fees and expenses incurred in amending, modifying, enforcing or defending the Loan Documents, including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought.

               "Letter of Credit" is defined in Section 2.2.

               "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Lenders in connection with this Agreement, all as amended, extended or restated.

               "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

               "Material Adverse Change" is defined in Section 8.3.

               "Obligations" means all debt, principal, interest, fees, charges, expenses and attorneys' fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lenders or Agent of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement among Agent, Lenders and Borrower, and SVB and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal, interest Letter of Credit fees, and cash management fees (if any) due with respect to the Credit Extensions, interest accruing after Insolvency Proceedings begin, debt liabilities or obligations of Borrower assigned to Lenders and further including all Lenders' Expenses Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

          "Permitted Indebtedness" is:

          (a) Borrower's indebtedness to Lenders under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and shown on the Schedule;

          (c)  Subordinated Debt;

          (d) Indebtedness to trade creditors incurred in the ordinary course of business;

          (e)  Indebtedness secured by Permitted Liens;

          (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

          (g) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be; and

          (h) Interest rate and foreign currency hedge agreements, not to exceed an aggregate of Three Million Dollars ($3,000,000.00); and

          (i) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate outstanding at any time.

          "Permitted Investments" are:

          (a) Investments shown on the Schedule and existing on the Closing Date; and

          (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,
(iii) SVB's or Comerica's certificates of deposit issued maturing no more than 1 year after issue, and (iv) any Investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Lenders (such approval not to be unreasonably withheld);

          (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

          (d)  Investments accepted in connection with Transfers permitted by
Section 7.1;

          (e)  Investments otherwise permitted by Section 7.3;

          (f) Investments of Subsidiaries in other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year;

          (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

          (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

          (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

          (j) Joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year; and

          (k) Other Investments not otherwise permitted by Section 7.6 not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate outstanding at any time.

          "Permitted Liens" are:

          (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

          (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Agent's security interests;

          (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

          (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Agent, for the ratable benefit of Lenders, a security interest;

          (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

          (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

          (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

          (h) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Agent, for the ratable benefit of Lenders, has a perfected security interest in the amounts held in such deposit accounts; and

          (i) Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

          "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

          "Prime Rate" is SVB's most recently announced "prime rate," even if it is not SVB's lowest rate.

          "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, plus accounts receivable.

          "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

          "Revolving Maturity Date" is August 8, 2001.

          "Schedule" is any attached schedule of exceptions.

          "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Lenders and which is reflected in a written agreement in a manner and form reasonably acceptable to Lenders and approved by Lenders in writing such approval will not be reasonably withheld.

          "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

          "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

          "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

          "Trademarks" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

BORROWER:

ONYX SOFTWARE CORPORATION


By: /s/ Amy Kelleran
    -----------------------------------

Title: Acting CFO/Asst. Secretary
       --------------------------------



AGENT:

SILICON VALLEY BANK


By: /s/ Geir B. Hansen
    -----------------------------------


Title: Vice President
       --------------------------------



LENDER:

COMERICA BANK-CALIFORNIA


By: Signature Illegible
    -----------------------------------


Title: Vice President
       --------------------------------

                                   EXHIBIT A
                                   ---------

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

         DEADLINE FOR TWO BUSINESS DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION              DATE:_________________
FAX#:  (408) 496-2426                             TIME:_________________

________________________________________________________________________________

FROM:  ONYX SOFTWARE CORPORATION
       -------------------------------------------------------------------------
                            CLIENT NAME (BORROWER)

REQUESTED BY:___________________________________________________________________
                           AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:___________________________________________________________

PHONE NUMBER:___________________________________________________________________

FROM ACCOUNT #_____________________           TO ACCOUNT #______________________

FUNDING DATE_______________________
REQUESTED TRANSACTION TYPE                   REQUESTED DOLLAR AMOUNT
--------------------------                   -----------------------

PRINCIPAL INCREASE (ADVANCE)                 $__________________________________
PRINCIPAL PAYMENT (ONLY)                     $__________________________________
INTEREST PAYMENT (ONLY)                      $__________________________________
PRINCIPAL AND INTEREST (PAYMENT)             $__________________________________


OTHER INSTRUCTIONS:_____________________________________________________________

________________________________________________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.
________________________________________________________________________________

________________________________________________________________________________
                                AGENT USE ONLY
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

________________________________________        ___________________________
           Authorized Requester                            Phone #


________________________________________        ___________________________
             Received By (Bank)                            Phone #

                      ____________________________________
                          Authorized Signature (Bank)
________________________________________________________________________________

                                   EXHIBIT C
                          BORROWING BASE CERTIFICATE
________________________________________________________________________________

Borrower: ONYX SOFTWARE CORPORATION            Lenders: Silicon Valley Bank
                                                        3003 Tasman Drive
                                                        Santa Clara, CA 95054
                                                        Comerica Bank-California
                                                        55 Almaden Boulevard
                                                        San Jose, CA 95113
Comitment Amount:  $25,000,000
--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
 1. Accounts Receivable Book Value as of ____                    $__________
 2. Additions (please explain on reverse)                        $__________
 3. TOTAL ACCOUNTS RECEIVABLE                                    $__________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
 4. Amounts over 90 days but less than 120 days due*             $__________
 5. Balance of 50% over 90 day but less than 120 day accounts    $__________
 6. Credit balances over 90 days                                 $__________
 7. Concentration Limits                                         $__________
 8. Foreign Accounts*                                            $__________
 9. Governmental Accounts                                        $__________
10. Contra Accounts                                              $__________
11. Promotion or Demo Accounts                                   $__________
12. Intercompany/Employee Accounts                               $__________
13. Other (please explain on reverse)                            $__________
14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                         $__________
15. Eligible Accounts (#3 minus #14)                             $__________
16. LOAN VALUE OF ACCOUNTS (80% of #15)                          $__________
*limited to 20% of total Borrowing Base

BALANCES
17. Maximum Loan Amount                                          $__________
18. Total Funds Available (Lesser of #17 or #16)                 $__________
19. Present balance owing on Line of Credit                      $__________
20. Outstanding under Sublimits (LC)                             $__________
21. RESERVE POSITION (#18 minus #19 and #20)                     $__________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned, Silicon Valley Bank as Agent, Comerica Bank-California, as a lender and the Lenders from time to time party to the Agreement.

                                                  ______________________________
                                                              BANK USE ONLY
COMMENTS:                                                     ---- --- ----

ONYX SOFTWARE CORPORATION                         Rec'd By:___________
                                                           Auth. Signer

By:________________________                       Date:_______________
     Authorized Signer
                                                  Verified:___________
                                                           Auth. Signer

                                                  Date:_______________

                                                  ______________________________

                                   EXHIBIT D
                            COMPLIANCE CERTIFICATE


TO: SILICON VALLEY BANK
    3003 Tasman Drive
    Santa Clara, CA 95054

    COMERICA BANK-CALIFORNIA
    55 Almaden Boulevard
    San Jose, CA 95113

FROM: ONYX SOFTWARE CORPORATION

     The undersigned authorized officer of ONYX SOFTWARE CORPORATION ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower, Agent and Lenders (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                      Required                              Complies
------------------                      ---------                             --------
Quarterly financial statements + CC     Quarterly within 45 days              Yes  No
Annual (Audited)                        FYE within 90 days                    Yes  No
10-Q, 10-K and 8-K                      Within 5 days after filing with SEC   Yes  No
A/R & A/P Agings                        Monthly within 20 days                Yes  No
Borrowing Base Certificate              Monthly within 20 days                Yes  No

Financial Covenant                      Required               Actual         Complies
------------------                      --------               ------         --------
Maintain on a Quarterly Basis:
  Minimum Quick Ratio (Adjusted)        2.00:1.00              _____:1.00     Yes  No

Profitability:                          Quarterly             $___________    Yes  No

                  "Loss" not to exceed:                                       Yes  No

Have there been updates to Borrower's intellectual property, if appropriate?   Yes / No

Comments Regarding Exceptions:  See Attached.  ________________________________
Sincerely,                                               BANK USE ONLY

ONYX SOFTWARE CORPORATION
                                               Rec'd By:_______________________
                                                        AUTHORIZED SIGNER
____________________________
Signature                                      Date:___________________________

____________________________
Title                                          Verified:______________________
                                                         AUTHORIZED SIGNER
____________________________
Date
                                               Date:___________________________

                                               Compliance Status:      Yes   No

                                               ________________________________

[LOGO]

                              SILICON VALLEY BANK


                      PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:       ONYX SOFTWARE CORPORATION

LOAN OFFICER:   Geir Hansen

DATE:                 November 8, 2000

                  Revolving Loan Fee         $ 18,750
                  Documentation Fee/1/)     _________
                  Legal Fees/1/)            _________

                  TOTAL FEE DUE              $18,750/1/
                  -------------              ========

                  /1/)Documentation and legal fees will be invoiced separately.

Please indicate the method of payment:

        [_] A check for the total amount is attached.

        [X] Debit DDA #  Checking  for the total amount.
                         --------
        [_] Loan proceeds

Borrower:

By: /s/ Amy Kelleran
    ------------------------------------
    (Authorized Signer)

    /s/ Geir B. Hansen          11/30/00
----------------------------------------
Silicon Valley Bank, as Agent   Date)
Account Officer's Signature